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                                                                    EXHIBIT 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation of our report dated August 25, 1998 (September 7, 1998 as to Note 4), on our audit of the financial statements of RIMNET CORPORATION included in this Current Report on Form 8-K of PSINet Inc., into the previously filed Registration Statements on Form S-8 (Nos. 33-98314, 33-98316, 33-98318, 33-98320, 33-99464, 33-99466, 33-99470, 333-04008), the Registration
Statement on Form S-3 (No. 333-48663) and the Registration Statement on Form S-4 (No. 333-51491) of PSINet Inc.



                                             /s/ Chuo Audit Corporation

Tokyo, Japan
September 14, 1998

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